UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2013

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On July 25, 2013, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), consummated a public offering of an aggregate of 3,006,818 Units, with each Unit consisting of one share of common stock, par value $0.001 per share (“Common Stock”), together with warrants (the “Warrants”) to purchase up to 1,503,409 shares of Common Stock.  The price per Unit was $0.55 resulting in gross proceeds of $1.65 million. The Company received net proceeds, after payment of the placement agent’s fees, of approximately $1.5 million. The Units separated immediately and the Common Stock and Warrants were issued separately. The Warrants have an exercise price of $0.80 per share and are exercisable during the five-year period beginning on the date of issuance.

On July 25, 2013, the Company issued a press release announcing the consummation of the public offering.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Description

99.1                 Press Release dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: July 30, 2013	By:	/s/ Barry J. Jenkins
	Name:	Barry J. Jenkins
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 25, 2013.